Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2013 relating to the balance sheets of Restoration Hardware Holdings, Inc., which appears in Restoration Hardware Holdings, Inc.’s Annual Report No. 001-35720 on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

September 16, 2013